SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report:  August 25, 1999


                                DYNAMIC I-T, INC.
             (Exact name of registrant as specified in its charter)

                          COLORADO GOLD & SILVER, INC.
                          (Former Name of Corporation)



     Colorado                    0-12139                       82-0379959
----------------                ------------                 -------------------
(State or other                 (Commission                  (IRS Employer
jurisdiction of                 File Number)                 Identification No.)
incorporation)



               c/o 10200 W. 44th Ave., #400, Wheat Ridge, CO 80033
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (303) 422-8127

Item 1.           Changes in Control of Registrant

                  None.

Item 2.           Acquisition or Disposition of Assets

                  None.

Item 3.           Bankruptcy or Receivership

                  None.

Item 4.           Changes in Accountants

                  None.

Item 5.           Other Events

                  The Corporation has amended its Articles of Incorporation as follows:

                  It effected the reverse split (pro-rata reduction of outstanding shares) of the issued and outstanding common shares of the Company, at the ratio of one new share of common stock for 100 each shares of common stock now issued and outstanding and to amend the Articles of Incorporation to reflect the reverse split. No shareholder will be reduced below ten shares of common stock. The effective date is August 23, 1999.

                  The name of the Company was changed to Dynamic I-T, Inc.

                  Amendments to Articles of Incorporation amended the stated purpose of the corporation to: The corporation shall be authorized to engage in any lawful business in the State of Colorado and in the United States of America.

                  The Articles of Incorporation were amended regarding number of directors to: The number of directors of the corporation shall be not less than three nor more than nine, and the number shall be determined by the Board of Directors from time to time by amendment to the Bylaws of the corporation.

Item 6.           Resignation and Appointment of Directors

                  None.

Item 7.           Financial Statements Pro Forma Financial & Exhibits

                  A.       None

                  B.       Exhibits

                           Amendment to Articles of Incorporation dated August 14, 1999.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 27, 1999

                                            COLORADO GOLD & SILVER, INC.


                                            /s/ M. Coke Reeves
                                            ------------------------------------
                                            President